Exhibit 99.1

FOR FURTHER INFORMATION CONTACT:

FOR IMMEDIATE RELEASE

Frank ten Brink  847-607-2012

Conference call to be held April 23, 2008 at 4:00 p.m. Central time – Dial 866-238-0637 at least 5 minutes before start time. If you are unable to participate on the call, a replay will be available through May 21st by dialing 888-266-2081, access code 1212336. To hear a live simulcast of the call over the internet on www.earnings.com, or to access an audio archive of the call, go to the Investor Relations page on Stericycle’s website at www.stericycle.com.

STERICYCLE, INC. REPORTS RESULTS

FOR FIRST QUARTER 2008

Lake Forest, Illinois, April 23, 2008—Stericycle, Inc. (NASDAQ:SRCL), today reported financial results for the first quarter 2008.

Revenues for the quarter ended March 31, 2008 were $254.8, up 20.7% from $211.0 million in the same quarter last year. Acquisitions less than 12 months old contributed approximately $19.5 million to the growth in revenues for the quarter. Gross profit was $113.6 million, up 20.5% from $94.2 million in the same quarter last year. Gross profit as a percent of revenues was 44.6% versus 44.7% in the first quarter of 2007.

After the effect of the charge described in the table below, generally accepted accounting principles (“GAAP”) net income for the first quarter of 2008 was $31.7 million or $0.35 per diluted share compared with GAAP net income of $29.4 million or $0.32 per diluted share for the same quarter last year.  The impact of the charge described was to reduce net income by $3.3 million or $0.04 per diluted share.  Adjusted non-GAAP net income for the first quarter of 2008 (GAAP net income without including the charge described) was $35.0 million or $0.39 per diluted share.

Cash flow from operations was $63.6 million for the first three months of 2008. Cash flow and increased loan balances were used to strengthen our business and funded $79.4 million in stock repurchases (1,482,185 shares), $11.3 million in capital spending, and $7.8 million in acquisitions and international investments.

STERICYCLE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP INFORMATION
TO NON-GAAP INFORMATION
(IN THOUSANDS EXCEPT FOR PER SHARE DATA)

	Three Months Ended
	March 31,
	(unaudited)
	2008	2007

GAAP net income	$ 31,664	$ 29,387

Excluded charges, net of tax
Business dispute settlement (1)	3,302	-
Other (2)	-	(411)

Non-GAAP net income	$ 34,966	$ 28,976

GAAP earnings per share-diluted	$ 0.35	$ 0.32
Non-GAAP earnings per share-diluted	$ 0.39	$ 0.32

(1)

On April 19, 2008 we and affiliates of Daniels Sharpsmart Pty Limited elected to settle various business disputes prior to further arbitration proceedings.  Please see our Form 8-K filed on April 23, 2008 for more information.

(2)

In 2007 we recorded a gain on an asset sale, and proceeds from an insurance settlement that were partially offset by an idled equipment write down.  Please see our Form, 10-Q for the quarter ended March 31, 2007 for more information.

During the second quarter of 2007 we completed a 2-for-1 stock split. All historical per share numbers have been adjusted for the split.

USE OF NON-GAAP FINANCIAL MEASURES

Stericycle’s management believes that non-GAAP measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses that may not be indicative of our core business operating results. We include these non-GAAP financial measures because we believe they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.

For more information about Stericycle, please visit our website at www.stericycle.com.

Safe Harbor Statement: Statements in this press release may contain forward-looking statements that involve risks and uncertainties, some of which are beyond our control (for example, general economic conditions). Our actual results could differ significantly from the results described in the forward-looking statements. Factors that could cause such differences include changes in governmental regulation of medical waste collection and treatment and increases in transportation and other operating costs, as well as the other factors described in our filings with the U.S. Securities and Exchange Commission. As a result, past financial performance should not be considered a reliable indicator of future performance, and investors should not use historical trends to anticipate future results or trends. We make no commitment to disclose any subsequent revisions to forward-looking statements.

STERICYCLE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS EXCEPT FOR SHARE AND PER SHARE DATA)

	March 31,	December 31,
	2008	2007
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$11,205	$17,108
Short-term investments	173	1,256
Accounts receivable, less allowance for doubtful
accounts of $6,400 in 2008 and $6,157 in 2007	164,046	157,435
Deferred tax asset	12,873	13,510
Other current assets	21,436	20,967
Total current assets	209,733	210,276
Property, plant and equipment, net	193,560	193,039
Other assets:
Goodwill	1,048,522	1,033,333
Intangible assets, less accumulated amortization of
$12,291 in 2008 and $12,230 in 2007	155,984	152,689
Other	18,539	18,822
Total other assets	1,223,045	1,204,844
Total assets	$1,626,338	$1,608,159

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$22,423	$22,003
Accounts payable	27,876	40,049
Accrued liabilities	97,676	75,571
Deferred revenue	16,240	12,095
Total current liabilities	164,215	149,718
Long-term debt, net of current portion	649,889	613,781
Deferred income taxes	136,391	125,041
Other liabilities	4,699	5,544
Common shareholders' equity:
Common stock (par value $0.01 per share, 120,000,000 shares
authorized, 86,139,868 issued and outstanding in 2008,
87,410,653 issued and outstanding in 2007)	861	874
Additional paid in capital	124,750	197,462

Accumulated other comprehensive income	28,650	30,520
Retained earnings	516,883	485,219
Total shareholders' equity	671,144	714,075
Total liabilities and shareholders' equity	$1,626,338	$1,608,159

STERICYCLE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(IN THOUSANDS EXCEPT FOR SHARE AND PER SHARE DATA)

	Three Months Ended
	March 31,
	(unaudited)
	2008		2007
	$	% of Rev	$	% of Rev

Revenues	$ 254,784	100.0%	$ 211,049	100.0%

Cost of revenues	141,194	55.4%	116,813	55.3%

Gross profit	113,590	44.6%	94,236	44.7%

Selling, general and
administrative expenses	46,985	18.4%	37,779	17.9%
Amortization	1,052	0.4%	868	0.4%

Total SG&A expense and amortization	48,037	18.9%	38,647	18.3%

Income from operations before
acquisition integration and other expenses	65,553	25.7%	55,589	26.3%

Gain on sale of assets	-	0.0%	(823)	-0.4%
Impairment of fixed assets	-	-	650	0.3%
Arbitration settlement and related costs	5,352	2.1%	-	0.0%
Acquisition integration expenses	713	0.3%	313	0.1%

Income from operations	59,488	23.3%	55,449	26.3%

Other income (expense):
Interest Income	402	0.2%	401	0.2%
Interest expense	(8,128)	-3.2%	(7,700)	-3.6%

Insurance proceeds	-	0.0%	500	0.2%
Other expense, net	(443)	-0.2%	(553)	-0.3%

Total other income (expense)	(8,169)	-3.2%	(7,352)	-3.5%

Income before income taxes	51,319	20.1%	48,097	22.8%

Income tax expense	19,655	7.7%	18,710	8.9%

Net income	$ 31,664	12.4%	$ 29,387	13.9%

Earnings per share-diluted	$ 0.35		$ 0.32

Weighted average number of
common shares outstanding-diluted	89,393,242		90,436,694

STERICYCLE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

	For the three months ended
	March 31,
	2008	2007
	(unaudited)	(unaudited)
Operating Activities:
Net income	$ 31,664	$ 29,387
Adjustments to reconcile net income to net cash
provided by operating activities:
Gain on sale of assets	-	(823)
Impairment of fixed assets	-	650
Write-off of note receivable related to joint venture	798	-
Stock compensation expense	3,064	2,450
Excess tax benefit of disqualifying dispositions of stock options
and exercise of non-qualified stock options	23	(576)
Depreciation	7,293	6,270
Amortization	1,052	868
Deferred income taxes	8,916	6,176
Changes in operating assets and liabilities, net of
effect of acquisitions
Accounts receivable	(2,347)	5,420
Other assets	551	1,316
Accounts payable	(14,309)	(1,635)
Accrued liabilities	22,793	(245)
Deferred revenue	4,104	3,632

Net cash provided by operating activities	63,602	52,890

Investing Activities:
Payments for acquisitions and international
investments, net of cash acquired	(7,776)	(14,645)
Proceeds from maturity of short-term investments	1,078	689
Proceeds from sale of assets	-	26,453
Proceeds from sale of property and equipment	-	49
Capital expenditures	(11,299)	(10,300)

Net cash (used in) provided by investing activities	(17,997)	2,246

Financing Activities:
Repayment of long-term debt	(255)	(16,200)
Net borrowings on senior credit facility	29,326	10,879
Principal payments on capital lease obligations	(85)	(111)
Excess tax benefit of stock options exercised	(23)	576
Purchase/cancellation of treasury stock	(79,384)	(46,071)
Proceeds from other issuances of common stock	2,397	3,075

Net cash used in financing activities	(48,024)	(47,852)
Effect of exchange rate changes on cash	(3,484)	(2,682)
Net (decrease)/ increase in cash and cash equivalents	(5,903)	4,602
Cash and cash equivalents at beginning of period	17,108	13,492

Cash and cash equivalents at end of period	$ 11,205	$ 18,094
Non-cash activities:

Net issuances of notes payable for certain acquisitions	$ 7,044	$ 11,854